UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2017

LOTON, CORP

(Exact name of registrant as specified in its charter)

Nevada	333-167219	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, California 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 1, 2017, Loton, Corp, a Nevada corporation (the “Company”), entered into an employment agreement (the “Employment Agreement”) with Jerome Gold, an Executive Vice President and the Chief Financial Officer of the Company and LiveXLive, Corp., a Delaware corporation and the Company’s wholly owned subsidiary, which agreement was effective as of April 12, 2017 (the “Effective Date”).

The term of the Employment Agreement is for two years from the Effective Date (the “Term”) and provides that Mr. Gold will receive an annual salary of $120,000.  Mr. Gold also received 300,000 shares of the Company’s common stock (the “Shares”), which shall vest monthly over the Term in 24 equal increments. Mr. Gold further agreed not to transfer or otherwise dispose of the Shares until the end of the latter of (i) the one-year anniversary of the date on which the Company’s public offering of its common stock is consummated, if at all, or (ii) September 30, 2018. Mr. Gold shall also receive a cash bonus of $100,000 promptly following the date on which such public offering is consummated.

Mr. Gold’s employment may be terminated by the Company for “Cause” (as defined in the Employment Agreement). If Mr. Gold’s employment is terminated by the Company for Cause, the Company will pay Mr. Gold his compensation only through the last day of his employment, all of the Shares shall be forfeited, and, except as may otherwise be expressly provided in any Company benefit plan, the Company will have no further contractual obligation to Mr. Gold. In the event that Mr. Gold’s employment is terminated by the Company without “Cause” or by Mr. Gold for “Good Reason” (as defined in the Employment Agreement, subject to the Company’s right to cure), he will be entitled to termination benefits, pursuant to which the Company will (i) continue to pay Mr. Gold his base salary through the remainder of the Term and (ii) any unvested Shares shall immediately vest upon such termination. If Mr. Gold terminates his employment without Good Reason, he will be entitled to receive his base salary due, and the portion of the Shares that shall vest, only through the date of termination. Except as may otherwise be expressly provided in any Company benefit plan, the Company will have no further obligation to Mr. Gold. The Employment Agreement contains covenants for the benefit of the Company relating to non-competition during the Term and protection of the Company’s confidential information, customary representations and warranties and indemnification obligations.

Promptly following the date on which the Company’s underwritten public offering of its common stock closes, the Company agreed to negotiate a new employment agreement with Mr. Gold on the terms and conditions reasonably consistent with the terms and conditions prevailing in the market for similar positions and similar industries and for similar sized companies, as determined by the Company’s Executive Chairman, the compensation committee of its board of directors and in consultation with the Company’s compensation consultants, and such agreement will be effective on the date as agreed upon the parties.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1*	Employment Agreement, effective as of April 12, 2017, by and between the Registrant and Jerry Gold.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOTON, CORP

/s/ Robert S. Ellin
Name: Robert S. Ellin
Title: Executive Chairman and President

Dated: May 5, 2017